As filed with the Securities and Exchange Commission on December 8, 1999

                                               Registration No. 333-____________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

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                                 AGENCY.COM LTD.
             (Exact name of registrant as specified in its charter)

            Delaware                                      13-3808969
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                             665 Broadway, 9th Floor
                            New York, New York 10012
               (Address of principal executive offices) (Zip Code)

                                    --------

                                 AGENCY.COM LTD.
                      1999 STOCK OPTION/STOCK ISSUANCE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
               QUADRIS CONSULTING, INC. 1998 EQUITY INCENTIVE PLAN
            INTERACTIVE SOLUTIONS INCORPORATED 1996 STOCK OPTION PLAN
               INTERACTIVE TRAFFIC INC. 1999 STOCK INCENTIVE PLAN
                            (Full title of the Plans)

                                    --------

                                    Chan Suh
                 Chairman, President and Chief Executive Officer
                                 AGENCY.COM LTD.
                                  665 Broadway
                            New York, New York 10012
                     (Name and address of agent for service)
                                 (212) 358-8220
          (Telephone number, including area code, of agent for service)

                                    --------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                Proposed         Proposed
              Title of                                           Maximum          Maximum
             Securities                      Amount             Offering         Aggregate         Amount of
               to be                          to be               Price           Offering       Registration
             Registered                   Registered(1)         per Share         Price(2)            Fee
             ----------                   -------------         ---------       -----------      ------------
1999 Stock Option/Stock Issuance Plan
Common Stock, $0.001 par value          9,676,178 shares     $     26.00(2)   $ 251,580,628(2)     $66,417.29

1999 Employee Stock Purchase Plan
Common Stock, $0.001 par value          1,000,000 shares     $     26.00(2)   $  26,000,000(2)     $    6,864

Quadris Consulting, Inc. 1998
Equity Incentive Plan
Common Stock, $0.001 par value            618,079 shares     $0.41703632(3)   $257,761.5152(3)     $    68.05

Interactive Solutions Incorporated
1996 Stock Option Plan
Common Stock, $0.001 par value            538,916 shares     $     1.205(3)   $  649,393.76(3)     $   171.44

Interactive Traffic Inc. 1999 Stock
Incentive Plan
Common Stock, $0.001 par value            158,709 shares     $2.54227624(3)   $403,482.1197(3)     $  106.52

                                          Aggregate Registration Fee $73,627.30
=============================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the AGENCY.COM Ltd. 1999 Stock Option/Stock Issuance Plan, the AGENCY.COM Ltd. 1999 Employee Stock Purchase Plan, the Quadris Consulting, Inc. 1998 Equity Incentive Plan, the Interactive Solutions Incorporated 1996 Stock Option Plan and the Interactive Traffic Inc. 1999 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the highest proposed selling price per share of Registrant's Common Stock.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

            AGENCY.COM Ltd. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

      (a) The Registrant's Registration Statement No. 333-86433 on Form S-1 filed with the Commission on September 2, 1999, as amended on Form S-1/A filed with the Commission on October 13, 1999, November 10, 1999, November 12, 1999, November 24, 1999, December 1, 1999,
            December 2, 1999, December 3, 1999, December 6, 1999 and December 8, 1999;

      (b) The Registrant's Registration Statement No. 000-28293 on Form 8-A12G filed with the Commission on November 29, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which there is described the terms, rights, and provisions applicable to the Registrant's outstanding Common Stock.

            All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

      Not Applicable.

Item 5. Interests of Named Experts and Counsel

      Not Applicable.

Item 6. Indemnification of Directors and Officers

            The Registrant's Amended and Restated Certificate of Incorporation in effect as of the date hereof (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has applied for liability insurance for its officers and directors.

            Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

            At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7. Exemption from Registration Claimed

      Not Applicable.

Item 8. Exhibits

Exhibit Number    Exhibit
--------------    -------

    4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-28293 on Form 8-A12G, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

    5             Opinion and Consent of Brobeck, Phleger & Harrison LLP.

    23.1          Consent of Arthur Andersen LLP, Independent Auditors.

    23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.

    24 Power of Attorney. Reference is made to page II-6 of this Registration Statement.

    99.1 AGENCY.COM Ltd. 1999 Stock Option/Stock Issuance Plan (As Amended and Restated on October 13, 1999).

    99.2          AGENCY.COM Ltd. 1999 Employee Stock Purchase Plan.

    99.3          Quadris Consulting, Inc. 1998 Equity Incentive Plan.

    99.4          Interactive Solutions Incorporated 1996 Stock Option Plan.

    99.5          Interactive Traffic Inc. 1999 Stock Incentive Plan

Item 9. Undertakings

            A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Option/Stock Issuance Plan or the 1999 Employee Stock Purchase Plan, or the Quadris Consulting, Inc. 1998 Equity Incentive Plan, or the Interactive Solutions Incorporated 1996 Stock Option Plan or the Interactive Traffic Inc. 1999 Stock Incentive Plan.

            B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 8th day of December, 1999.

                                   AGENCY.COM LTD.


                                   By: /s/ Chan Suh
                                       ----------------------------------------
                                         Chan Suh
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That each person whose signature appears below constitutes and appoints Chan Suh, President and Chief Executive Officer, and Kenneth Trush, Executive Vice President and Chief Financial Officer, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                 Title                                       Date
---------                 -----                                       ----


/s/ Chan Suh              President, Chief Executive            December 8, 1999
---------------------     Officer and Chairman of the
Chan Suh                  Board of Directors (Principal
                          Executive Officer)


/s/ Kyle Shannon          Chief Creative Officer and            December 8, 1999
---------------------     Director
Kyle Shannon


/s/ Kenneth Trush         Executive Vice President,             December 8, 1999
---------------------     Treasurer and Director
Kenneth Trush


/s/ Charles Dickson       Executive Vice President and          December 8, 1999
---------------------     Chief Financial Officer
Charles Dickson           (principal financial and
                          accounting officer)


/s/ Gerald Bruce Redditt  Director                              December 8, 1999
---------------------
Gerald Bruce Redditt


/s/ John D. Wren          Director                              December 8, 1999
---------------------
John D. Wren

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                                 AGENCY.COM LTD.

                                  EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------

    4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-28293 on Form 8-A12G, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

    5             Opinion and Consent of Brobeck, Phleger & Harrison LLP.

    23.1          Consent of Arthur Andersen LLP, Independent Auditors.

    23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.

    24 Power of Attorney. Reference is made to page II-6 of this Registration Statement.

    99.1 AGENCY.COM Ltd. 1999 Stock Option/Stock Issuance Plan (As Amended and Restated on October 13, 1999).

    99.2          AGENCY.COM Ltd. 1999 Employee Stock Purchase Plan.

    99.3          Quadris Consulting, Inc. 1998 Equity Incentive Plan.

    99.4          Interactive Solutions Incorporated 1996 Stock Option Plan.

    99.5          Interactive Traffic Inc. 1999 Stock Incentive Plan.